Hauser+Taylor LLP


Securities and Exchange Commission
Washington, DC 20549


Dear Sir or Madam:

     Please be advised that we concur with the explanation set forth in Part III of the Form 12b-25 filed by The Havana Group, Inc.



                                                           /s/ Hauser+Taylor LLP